                                                                      EXHIBIT 21


                           Deltic Timber Corporation
                        Subsidiaries of the Registrant
                            As of December 31, 1998



                                                                     State of
     Subsidiaries                                                  Incorporation
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Deltic Timber Purchasers, Inc.                                       Arkansas

Chenal Properties, Inc.                                              Arkansas

Chenal Country Club, Inc.                                            Arkansas

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